                        CERTIFICATE OF ELIMINATION

                                    OF

                            CLASS A COMMON STOCK

                                    OF

                       PROGENICS PHARMACEUTICALS, INC.

                              ---------------

       Pursuant to Section 151 of Title 8 of the Delaware Code of 1953

                              ---------------


       THE UNDERSIGNED, being the Vice President and Treasurer of Progenics Pharmaceuticals, Inc., a Delaware corporation (the "Corporation"), DOES HEREBY CERTIFY that, pursuant to the provisions of Section 151 of Title 8 of the Delaware Code of 1953 and the authority conferred upon the Board of Directors by the provisions of the Certificate of Incorporation, as amended, of the Corporation (the "Certificate of Incorporation"), the Board of Directors of the Corporation duly adopted resolutions regarding the series of its Common Shares previously designated as Class A Common Stock in a Certificate of Designation dated October 5, 1989. These resolutions are as follows:

       RESOLVED, that 5,000,000 shares of Common Shares were previously designated as Class A Common Stock, par value $.001 per share (the "Class A Common Stock") in a Certificate of Designation dated October 5, 1989, that none of the authorized shares of Class A Common Stock are outstanding and that none of the shares designated as Class A Common Stock will be issued; and

       RESOLVED, that pursuant to the authority granted expressly to and vested in the Board of Directors of the Corporation by the provisions of the Certificate of Incorporation, as amended, of the Corporation (the "Certificate of Incorporation"), the number of shares designated as Class A Common Stock shall be decreased by 5,000,000 shares to zero and such shares shall resume the status of undesignated Common Shares.

       IN WITNESS WHEREOF, the Certificate of Elimination has been signed by Robert A. McKinney of the Corporation, as of the 25th day of October, 1996.

                                          PROGENICS PHARMACEUTICALS, INC.



                                          By:  /s/ Robert A. McKinney
                                               ----------------------
                                          Name:  Robert A. McKinney
                                          Title: Vice President and Treasurer

                          CERTIFICATE OF INCREASE

                                    OF

                               COMMON STOCK

                                    OF

                       PROGENICS PHARMACEUTICALS, INC.

                              ---------------

       Pursuant to Section 151 of Title 8 of the Delaware Code of 1953

                              ---------------


       THE UNDERSIGNED, being the Vice President and Treasurer of Progenics Pharmaceuticals, Inc., a Delaware corporation (the "Corporation"), DOES HEREBY CERTIFY that, pursuant to the provisions of Section 151 of Title 8 of the Delaware Code of 1953 and the authority conferred upon the Board of Directors by the provisions of the Certificate of Incorporation, as amended, of the Corporation (the "Certificate of Incorporation"), the Board of Directors of the Corporation duly adopted resolutions providing for an increase in the number of shares of authorized Common Shares which are designated as Common Stock from 12,000,000 to 40,000,000. These resolutions are as follows:

       RESOLVED, that the Board of Directors previously designated 12,000,000 Common Shares as Common Stock, par value $.001 per share (the "Common Stock") pursuant to a Certificate of Amendment of the Corporation's Certificate of Incorporation dated July 17, 1989; and

       RESOLVED, that pursuant to the authority granted expressly to and vested in the Board of Directors of the Corporation by the provisions of the Certificate of Incorporation, the number of Common Shares designated as Common Stock shall be increased by 28,000,000 shares to a total of 40,000,000 shares.

       IN WITNESS WHEREOF, the Certificate of Increase has been signed by Robert A. McKinney of the Corporation, as of the 25th day of October, 1996.

                                             PROGENICS PHARMACEUTICALS,
                                             INC.



                                             By:  /s/ Robert A. McKinney
                                                  ----------------------
                                             Name:  Robert A. McKinney
                                             Title: Vice President and Treasurer



                                   3